Exhibit 99.1

Effective April 19, 2006

Dr. John Axford

Department of Biochemistry and Immunology

St. George’s Hospital Medical School

Cramner Terrace

London SW17 ORE

United Kingdom

RE:	Letter of Understanding Regarding Spokesperson Responsibilities

Dear Dr. Axford,

First, under the terms and conditions stated in this letter, let me confirm to you your engagement as a corporate spokesperson concerning the products and science of Mannatech™ Incorporated and its wholly-owned subsidiaries in all countries of operation (collectively, the “Company”). Your engagement shall commence on the date first written above and will continue for a twelve (12) month period, unless earlier terminated subject to thirty (30) days written notice by either party (the “Term”). You agree to be governed by all policies and procedures as attached hereto as Exhibit “A” – “Policies & Procedures” and including such additional policies & procedures as may be furnished to you from time-to-time as applicable to representatives of the Company and respecting the presentation of the products, the science and the results of taking the products and national or local law(s) in any other countries in which the performance of this agreement occurs. We welcome you in this role, and look forward to the exciting developments for our Company and the many people using our products that your expertise will undoubtedly bring.

The second purpose of this letter is to outline the financial and legal terms of your engagement as a spokesperson for the Company.

The Company has agreed to pay to you $1,500 USD per day in which your services as a corporate spokesperson are retained. Payments will be remitted to you upon timely receipt of an invoice in accordance with the Company’s standard policy regarding payment of compensation to consultants. Invoices should be sent to my attention. Mannatech will likewise pay the reasonable cost of any travel and incidental expenses for approved travel undertaken in pursuit of your services on behalf of Mannatech during the term of this Agreement. The advance approval for travel and subsequent reimbursement of expenses shall be made through my office and reimbursement shall occur in accordance with the Company’s Expenditure Procedure which is attached hereto as Exhibit “B” – “Expenditure Policy”. All such approved travel shall be coordinated through the corporate travel department. You agree that you are and will continue to be during the effective period of this agreement, an independent contractor for income tax and all other purposes, and will, accordingly, file, remit and pay all required amounts attributable to your income as an independent contractor to any and all taxing authorities, as required.

You agree to submit all materials (“Materials”) prepared in advance of personal appearances (“Appearance”) at Mannatech-sponsored events (“Events”) and to obtain training by Mannatech personnel, including but not limited to Regulatory and Compliance Training, prior to the presentation of Materials at any such Appearance or Event. Materials shall be submitted to the Company for review and approval at least one week prior to any scheduled Appearance or Event. Changes required by Mannatech must be integrated and implemented in all Materials prior to presentation at the Event.

We expect and you agree that the respective tradename(s), trademarks, copyrights, marketing plans, identity and related information regarding Associates and any information relating to the management/operations of the Company (“Confidential Information”) is the sole property and trade secret of the Company. The Confidential Information shall not be used, sold, disclosed or assigned by you for any purpose. Upon termination of this Agreement, you agree to return to the Company all written materials, software, customer/member/representative lists and other information that contains Confidential Information and you further agree not to use such Confidential Information. You agree that the Company will suffer irreparable harm in the event its Confidential Information is disclosed to third-parties for which damages would be inadequate. In the event of breach or threatened breach of this paragraph, the Company will be entitled to an injunction restraining you from disclosing, in whole or in part, any Confidential Information to any person, firm, Company, association or other entity to whom the Company’s Confidential Information, in whole or in part, has been disclosed or threatened to be disclosed. Nothing contained herein will be construed as limiting the Company from, or prohibiting the Company from, pursuing any other remedies available to it for such breach, or threatened breach, including recovery of damages. This paragraph shall survive the termination of this agreement.

During the term of this agreement and without further remuneration, the Company shall have the right to use your name, voice, likeness, and similar characteristics for the purposes of advertising and promoting speaking engagements and events at which you will appear or appeared as a public speaker at Events. Further, the Company shall be the sole owner and have use and control of all promotional materials and trade literature it produces (“Promotional Materials”) bearing the your image, likeness, voice or name. The Company shall be free to dispose of and treat in any way all Promotional Materials, including but not limited to selling, advertising, distributing, and permitting use in other mediums with your prior approval, which shall not be unreasonably withheld. The Company specifically agrees that it will not use the name or names of your employer or other entities with which you are affiliated, including St. George’s Hospital Medical School (University of London), to endorse the Company or its products, except in the event of any future research data that we may agree to collaboratively publish or as may be otherwise required by SEC rules and regulations. You further understand and agree that the Company is involved in multi-level marketing and sells its products through its associates acting as independent contractors and not employees. As such, the Company has no control in the operation of such independent contractors’ businesses other than the associates having a contractual obligation to abide by the Company’s associate policies & procedures. The Company will use its best efforts to ensure its associates do not use your voice, likeness, statements or similar characteristics in the promotion of their business; however, such unapproved use by associates shall not be considered a breach of this agreement. You further acknowledge that the Company is required by Securities Regulations to obtain and disclose certain information related to your position on the Company’s Board of Directors, and no such public disclosure shall be a basis for breach of any of the foregoing by the Company. You acknowledge that you are not prohibited by your employer from serving as a Director of the Company or from receiving compensation as a spokesperson of the Company.

You agree that this Agreement is entered in and under the laws of the State of Texas and is to be enforced and shall be interpreted under the laws of the State of Texas. You further agree that any dispute concerning this Agreement, the obligations or alleged breach of this Agreement, and any other claim, dispute or other difference which may arise between us regarding this Agreement shall be resolved in a state or federal court of competent jurisdiction in Dallas County, Texas, shall be in Dallas, Texas.

From time-to-time, as our relationship evolves, we may reach other requirements, undertakings or provisions that require additional documentation and may either supplement or amend this letter. Such supplements and amendments shall be binding on the Company and you only to the extent that they are included in a writing signed by both parties.

If the foregoing terms and conditions are agreeable to you, please execute and return duplicate of the original of the letter, such to constitute the agreement between us.

Very Truly Yours,
MANNATECH INCORPORATED

/s/ Dr. Stephen Boyd
Dr. Stephen Boyd
Senior Medical Director

ACCEPTED AND AGREED:

/s/ Dr. John Axford
Dr. John Axford